Exhibit 99.1

Pediatrix Medical Group, Inc. Announces Results Of Stock Option Review


    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--July 26, 2007--Pediatrix Medical Group, Inc. (NYSE:PDX), the nation's leading provider of neonatal, maternal-fetal and pediatric subspecialty physician services, announced today that the Audit Committee of its Board of Directors has completed an independent comprehensive review of Pediatrix's stock option practices and reported the findings to the Board of Directors. Based upon the Audit Committee's findings, the Company has determined that it will have to record non-cash pre-tax compensation expense for the period from January 1, 1995 to March 31, 2006 currently estimated at approximately $33 million.

    Audit Committee Findings

    On August 3, 2006, the Company announced that the Audit Committee was reviewing the Company's practices relating to stock option grants. The Audit Committee engaged independent counsel, which engaged forensic accountants and other experts to assist the Audit Committee with the review. The review covered all stock options granted from the date of the Company's initial public offering in September 1995 through June 2006.

    The Audit Committee reviewed the facts and circumstances surrounding options to purchase approximately 20 million shares of common stock, as well as approximately 700,000 shares of restricted stock, granted pursuant to more than 1,300 grants on 114 dates. More than 32 million physical and electronic documents were searched and 35 interviews with more than a dozen current and former directors, officers and employees were conducted.

    Following are the key findings based on the evidence reviewed:

    -- The Audit Committee identified 56 grants made on seven dates between April 1997 and August 2000 which appear to have been backdated. No instances of backdating were identified after August 2000. The Audit Committee used the term "backdating" to connote deliberate selection of grant measurement dates to obtain an option exercise price that was lower than would otherwise be the case. The Audit Committee used this term to describe grants which apparently involved deliberate, opportunistic use of market prices.

    -- The Audit Committee did not find intentional misconduct by any of the Company's current executive officers.

    -- The Audit Committee believes that it received full cooperation from all of the Company's current executive officers.

    -- The Audit Committee did not find evidence establishing that the Board, any committee of the Board, or any non-executive director participated in backdating or was aware of backdating during the time that it occurred.

    -- During the time period from April 1997 to August 2000 when backdating occurred, the administration and processing of option grants was directed by a former officer who later became a director of the Company. This individual continued to direct the Company's options program after resigning as an officer in May 2000, while remaining with the Company to work on special projects. During this time period, this individual appears to have been responsible for selecting favorable dates for option grants in all but one instance where a record was located regarding favorable date selection. The Audit Committee concluded that this individual knew or should have known the accounting implications of his actions. Further, the Audit Committee identified three occasions on which this individual was able to benefit by affecting the measurement date of options that were granted to him. The Audit Committee found that this individual realized approximately $12,000 from the backdating of these options based on the revised measurement dates assigned to them.

    -- The Audit Committee identified numerous instances in which applicable accounting principles were misapplied and/or process deficiencies or administrative errors occurred resulting in the application of inappropriate measurement dates to option grants. The Audit Committee also identified inadequate record keeping, documentation, disclosure and systems with respect to the stock option grant process, including records of meetings, which in some cases, could not be corroborated in support of option grants on measurement dates that corresponded to periodic low points in the Company's stock price.

    -- The Audit Committee determined that, although they did not engage in intentional misconduct, current senior management did not adequately ensure that these processes and systems were proper, including the Company's current President and Chief Operating Officer and Chief Financial Officer, who were also found to have played a role in the granting of stock options to others that involved errors and process deficiencies.

    -- With respect to the Company's current executive officers, the Audit Committee found that senior management should not have permitted the individual described above to continue to manage the options program after his resignation as a Company officer in May 2000. The Audit Committee found that, during the period in which backdating occurred, Roger J. Medel, M.D., the Company's CEO, was actively involved in determining grant recipients and amounts and was also party to e-mail correspondence concerning the selection of favorable dates for option grants; however, Dr. Medel was not the recipient of any of the grants found to be backdated. In addition, the Audit Committee found that on one occasion in 1997, Dr. Medel directed the selection of a favorable grant date for a group of regional medical officers, one of whom was his spouse, a founding physician of the Company and full-time employee at the time of the grant. Based on its review, however, the Audit Committee believes that Dr. Medel was not aware of the accounting implications of such grants. Further, based on its review, the Audit Committee believes that Dr. Medel reasonably relied upon senior Company executives as to the administration of the Company's equity compensation plans and the accounting for awards. The Audit Committee found, however, that Dr. Medel bore overall responsibility for assuring that management's implementation of its compensation programs was appropriate but that he did not adequately assure such appropriate implementation.

    -- In light of the evidence reviewed, the Audit Committee found that 640 grants in total required revised measurement dates, variable accounting or the recognition of compensation expense.

    Audit Committee Recommendations

    Although the Company has taken steps since 2003 to improve its option grant procedures, the Audit Committee also recommended the formal adoption of a number of additional actions be taken. These actions have been reviewed and approved by the Board. These improved procedures include, among others:

    -- Eliminating all delegated authority of management (suspended by management following commencement of the investigation) to make equity awards and requiring all grants to be approved by the Compensation Committee or the full Board of Directors.

    -- Requiring that the effective date of any grant of any equity award must be not earlier than the meeting at which such grant is approved or the date that the last signature necessary for a written consent approving a grant is received by the Company's general counsel.

    -- Although the Compensation Committee or the Board may approve grants of equity awards at any time, such grants to then existing employees may be effective only on a date within a "trading window" as defined by the Company's Policy Statement on Inside Information and Insider Trading (effective February
        2004), as amended from time to time.

    -- Requiring, in the case of equity grants to newly hired employees that the effective date of the equity grant may not be earlier than the date of employment is effective for payroll purposes.

    The Audit Committee also recommended a number of measures to further support the Company's enhanced processes related to stock option granting and administration, to provide for ongoing monitoring and assessment thereof, as well as continued cooperation with regulatory and governmental authorities.

    In addition, the Audit Committee found that Joseph M. Calabro, the Company's President and Chief Operating Officer, and Karl B. Wagner, the Company's Chief Financial Officer, were included as recipients of options granted in 1998 and 1999 on which backdating was identified (although they were not found to have played a role in the backdating of such options). Messrs. Calabro and Wagner, along with Dr. Medel's spouse, have offered to pay the Company the difference between the proceeds they received upon exercise of the backdated options and the proceeds they would have received had the exercise price for these grants been based upon the revised measurement dates. The Audit Committee has recommended that the Company accept these offers. These offers will result in the payment of $144,950, $154,975 and $519,000 from Messrs. Calabro, Wagner and Dr. Medel's spouse, respectively. No other current executive officer, including Dr. Medel, or director received options in any of the grants which the Audit Committee found to have been backdated.

    Pediatrix's Chairman of the Board, Cesar L. Alvarez, said, "Our Audit Committee has conducted a very thorough independent review and we have implemented its recommendations. We deeply regret the issues that were identified by the independent review; however, we are pleased that it did not find any intentional misconduct by any of our present officers and directors. Our Board of Directors continues to have full confidence in the Pediatrix management team."

    As previously announced, based upon the Audit Committee's review, certain previously filed financial statements of the Company will be restated. The Company is working to complete its Quarterly Reports on Form 10-Q for the quarters ended June 30, and September 30, 2006, and March 31, 2007 and its Annual Report on Form 10-K for the year ended December 31, 2006 (which will contain the restated financial statements) as soon as practicable.

    The Company voluntarily contacted the SEC regarding the Audit Committee's review and is cooperating with the SEC's now formal investigation. The Company has also had discussions with the U.S. Attorney's office for the Southern District of Florida regarding the Audit Committee's review. The Company intends to continue full cooperation with the U.S. Attorney's office and the SEC.

    The Company also announced that the Board had implemented the previously disclosed program intended to protect employees from certain adverse tax consequences resulting from their options having been granted originally at prices lower than the revised prices.

    About Pediatrix

    Pediatrix Medical Group, Inc. is the nation's leading provider of neonatal, maternal-fetal and pediatric physician subspecialty services. Pediatrix physicians and advanced practitioners are reshaping the delivery of care within the maternal-fetal, neonatal intensive care and pediatric cardiology subspecialties, using evidence-based tools, continuous quality initiatives and clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Founded in 1979, its neonatal physicians provide services at more than 240 neonatal intensive care units, and in many markets they collaborate with affiliated maternal-fetal medicine, pediatric cardiology physician subspecialists and pediatric intensivists to provide a clinical care continuum. Combined, Pediatrix and its affiliated professional corporations employ more than 950 physicians in 32 states and Puerto Rico. Pediatrix is also the nation's largest provider of newborn hearing screens and newborn metabolic screening. Additional information is available at www.pediatrix.com.

    Certain statements and information in this press release may be deemed to be "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as "believe", "hope", "may", "anticipate", "should", "intend", "plan", "will", "expect", "estimate", "project", "positioned", "strategy" and similar expressions, and are based on assumptions and assessments made by Pediatrix's management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and Pediatrix undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in Pediatrix's most recent Annual Report on Form 10-K, including the section entitled "Risk Factors". Additional factors include, but are not limited to, uncertainties related to: the pending restatement of Pediatrix's financial statements; the financial reporting impact of improperly dated stock options or stock options requiring revised accounting treatment; the tax effects of improperly dated stock options; discovery of additional facts beyond those reviewed by the Audit Committee; possible litigation related to the matters investigated by the Pediatrix's Audit Committee or the restatements to Pediatrix's financial statements and other historical disclosures; and any regulatory actions of the SEC or the U.S. Attorney related to such matters.


    CONTACT: Pediatrix Medical Group, Inc., Fort Lauderdale
             Bob Kneeley, Director, Investor Relations
             954-384-0175, x-5300
             bob_kneeley@pediatrix.com